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                                                                     EXHIBIT 8.2

[FORM OF OPINION
OF MAYER, BROWN, ROWE & MAW]




____ __, 2002

ViaFone, Inc.
8000 Marina Boulevard, Floor 5
Brisbane, CA 94005

Ladies & Gentlemen:

         We have acted as counsel to ViaFone, Inc., a Delaware corporation (the "Company"), in connection with the proposed merger (the "Merger") of Venus Acquisition Corporation ("Merger Sub"), a Delaware corporation and a direct, wholly-owned subsidiary of Extended Systems Incorporated, a Delaware corporation ("Parent"), with and into the Company. All capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement and Plan of Merger dated as of May 28, 2002 among Parent, Merger Sub and the Company (the "Merger Agreement"). This opinion is being delivered in connection with, and as of the date of the declaration of the effectiveness by the SEC of, Parent's Registration Statement on Form S-4 relating to the proposed Merger pursuant to the Merger Agreement (the "Registration Statement") to which this opinion appears as an exhibit.

         In acting as counsel to the Company in connection with the Merger, we have participated in the preparation of the Merger Agreement and the preparation and filing with the Securities and Exchange Commission of the Prospectus contained in the Registration Statement (the "Prospectus").

         You have requested that we render the opinion set forth below. In rendering such opinion, we have assumed with your consent that (i) the Merger will be effected in accordance with the Merger Agreement (and exhibits thereto) and the General Corporation Law of the State of Delaware and as described in the Registration Statement, (ii) the representations made by Parent, Merger Sub and the Company in letters provided to us and Wilson Sonsini Goodrich & Rosati, advisor to Parent, dated as of the date hereof (the "Tax Certificates") are true, correct and complete, and will be true, correct and complete as of the Effective Time (as if made as of the Effective Time), (iii) any representations made in such letters "to the best knowledge of" or similarly qualified are true, correct and complete without such qualification and (iv) as to all matters as to which any person or entity represents that it is not a party to, does not have or is not aware of any plan, intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement. We have also assumed that the representations and warranties contained in the Merger Agreement, and statements as to factual matters contained in the Registration Statement, are true, correct and complete as of the date hereof, and will be true, correct and complete as of the Effective Time, and that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

         Our opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, administrative interpretations, and judicial precedents as of the date hereof. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Because this opinion is being delivered

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_________ __, 2002
Page 2

prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place that could affect the U.S. federal income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service.

         Subject to the foregoing and to the qualifications and limitations set forth herein, we are of the opinion that the discussion contained in the Registration Statement under the caption "Material U.S. Federal Income Tax Consequences of the Merger," subject to the limitations and qualifications described therein, accurately describes the material U.S. federal income tax considerations generally applicable to the Merger.

         This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax considerations of the Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,



Mayer, Brown, Rowe & Maw